UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2026

EXLSERVICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33089	82-0572194
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

320 Park Avenue, 29th Floor, New York, New York	10022
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (212) 277-7100

NOT APPLICABLE

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EXLS	NASDAQ

Item 8.01. Other Events.

On June 22, 2026, Clairvoyant AI, Inc. (the “Purchaser”), an indirect wholly owned subsidiary of ExlService Holdings, Inc. (the “Company”), and the Company, as parent guarantor, entered into a securities purchase agreement (the “Purchase Agreement”) with I Merit Inc. (“iMerit”), the owners of the equity securities of iMerit (the “Sellers”), and a representative of the Sellers, pursuant to which the Purchaser agreed to purchase all of the issued and outstanding equity securities of iMerit from the Sellers, subject to certain closing deliverables, in exchange for upfront cash consideration of $170 million, subject to certain adjustments for indebtedness, cash, working capital and other adjustments as of the closing, and up to an additional $140 million in cash incentives and earnouts over two years contingent on meeting specified milestones, as set forth in the Purchase Agreement. The Purchase Agreement also contemplates that a portion of the consideration will be held in escrow for working capital and certain indemnifiable matters.

The transaction is expected to close in the third quarter of 2026, subject to customary closing conditions, including expiration or termination of the waiting period for applicable antitrust regulations. The Purchase Agreement also contains certain termination rights for each of the Purchaser and the Sellers prior to the Closing, including related to material breach, subject to cure periods, the failure to close the transaction within 90 days of the date of the Purchase Agreement, subject to certain extensions, certain non-appealable orders prohibiting or enjoining the transaction, or mutual consent of the Purchaser and the Sellers. The Company expects to fund the purchase with available cash on hand and borrowing from its credit facility.

Pursuant to the Purchase Agreement, the parties also entered into certain ancillary agreements at the closing of the transaction, including an escrow agreement for indemnification obligations of the Sellers, employment offer letters with certain employees of iMerit, and restricted covenant and non-solicitation agreements with certain members of iMerit management and Sellers.

A copy of the press release announcing the acquisition is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL’s operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include the satisfaction or waiver of applicable closing conditions to the consummation of the iMerit acquisition, our ability to successfully integrate strategic acquisitions or achieve anticipated synergies, our ability to maintain and grow client demand, risks related to the use of AI technology, impact on client demands by our selling cycles, our ability to hire and retain sufficiently trained employees, and our ability to accurately estimate and/or manage costs, and risks related to the international nature of our business and other factors are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by applicable law.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Number	Description
99.1	Press Release, dated June 24, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXLSERVICE HOLDINGS, INC.
(Registrant)

Date: June 24, 2026	By:	/s/ Ajay Ayyappan
	Name:	Ajay Ayyappan
	Title:	Executive Vice President, General Counsel and Corporate Secretary